EXHIBIT 10.21

                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT

      This Amendment No. 1 (the "AMENDMENT") to the Employment Agreement (the "AGREEMENT"), dated as of December 21, 2000, entered between Robert J. Vander Meulen, residing at 33 Seven Oaks Circle, Madison, New Jersey 07940-1313 ("EXECUTIVE"), and Precision Partners, Inc., a Delaware corporation (the "COMPANY"), is entered into as of March 22, 2001. Capitalized terms used but not defined herein will have the meanings assigned to them in the Agreement.

                                    RECITALS

      A. The Executive is currently the Vice President and Corporate Controller of the Company and Precision Partners Holding Company, a Delaware corporation ("PPHC", and together with the Company collectively, "PRECISION").

      B. Each of Executive and Precision desires to amend the Agreement as follows.

      Accordingly, the parties hereby agree as follows:

      Section 1. Amendments. The Agreement is hereby amended as set forth below:

            (a) Section 1.5(a) is amended by adding after the word "vest" in line thirteen thereof, "on the seventh (7th) anniversary of the Effective Date. Notwithstanding the foregoing, the Performance-Based Options shall accelerate and become exercisable", by replacing the word "such" in line thirteen thereof with "a" and by replacing the word "Such" at the beginning of the fourth sentence in the twenty-fourth line thereof with "Except as set forth in the preceding sentence, such".

            (b) Section 1.5(b) is amended by adding after the first sentence in the eighteenth line thereof, "In addition, the Company will cause there to be granted to Executive the opportunity to purchase additional Investment Units in LLC consisting of Preferred Interests and Class A Equity in connection with future additional equity investments in LLC in an amount to be determined by the Company Board in its discretion."

      Section 2. Effectiveness. This Amendment will be deemed effective as of March 22, 2001.

      Section 3. Counterparts. This Amendment may be executed in separate original or facsimile counterparts, each of which will be deemed to be an original instrument and all of which taken together will constitute a single instrument.


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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                       PRECISION PARTNERS, INC.



                                       By:/s/ Frank R. Reilly
                                          -------------------------------------
                                          Frank R. Reilly
                                          Executive Vice President

                                       EXECUTIVE

                                       /s/ Robert J. Vander Meulen
                                       ----------------------------------------
                                       Robert J. Vander Meulen